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                                   EXHIBIT 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of International Rectifier Corporation on Form S-8 (File No. 2-94858, File
No. 2-94436, File No. 33-28596, File No. 33-40208, File No. 33-63958 and File
No. 33-53589) of our report dated July 26, 1994 on our audits of the consolidated financial statements and financial statement schedules of International Rectifier Corporation as of June 30, 1994 and 1993, and for the fiscal years ended June 30, 1994, 1993 and 1992, which report is included in this Annual Report on Form 10-K.





/s/ COOPERS & LYBRAND
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Coopers & Lybrand


Los Angeles, California
September 27, 1994